Exhibit 10.4

INLAND NORTHWEST BANK

2006 SHARE INCENTIVE PLAN

1. Name of Plan. This Plan is an amendment and restatement of the Inland Northwest Bank Non-Qualified Stock Option Plan originally effective July 21, 1992, as revised December 21, 1993, December 21, 1999, April 16, 2002 and as revised and restated on May 15, 2006. As of May 15, 2006, this Plan shall be known as the Inland Northwest Bank 2006 Share Incentive Plan.

2. Purpose. The purpose of this Plan is to provide a means whereby INLAND NORTHWEST BANK (the “Bank”) may, through the grant of non-qualified stock options and restricted stock to Key Employees, as defined below, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Bank. The term “Key Employees” means employees of the Bank or other individuals rendering services to the Bank who, in the judgment of the Board of Directors (“Board”) as referred to in Section 4 below, are considered especially important to the future of the Bank.

3. Shares Subject to the Plan. The number of shares which may be subject to grants of stock options or granted as restricted stock under this Plan by the Board shall not exceed 349,126 shares of the Common Stock (sometimes referred to as the “Stock”) of Northwest Bancorporation, Inc., the parent company of the Bank (the “Company” or “Issuer”), pursuant to authorization granted by the Issuer (sometimes referred to as the “Stock”). All shares subject to an option under this Plan are authorized in unissued shares until the option is exercised. All restricted stock granted under this Plan shall be considered issued and outstanding stock. Any shares subject to an option which expires for any reason or which terminates unexercised and any restricted stock that is forfeited may again be subject to an option granted under this Plan or reissued as restricted stock under this Plan.

4. Administration of the Plan. The Plan shall be administered by the Bank’s Board of Directors (the “Board”).

5. Duties of Board. The Board shall interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. The Board may delegate to one or more Committees of the Board the administration of the Plan as long as all of the members of the Committee are members of the Board, and such administrator(s) may have the authority to directly, or under the Board’s supervision, execute and distribute agreements or other documents evidencing or relating to the grant of stock options or restricted stock under this Plan, to maintain records relating to the grant, vesting, exercise forfeiture or expiration of any grant of stock options or restricted stock under this Plan, to process or oversee the issuance of any stock of the Issuer upon the exercise, vesting and/or settlement under an Award Agreement, to interpret the terms of any Award Agreement under this Plan and to take such other actions as the Board may specify. Any action by such Committee within the scope of such delegation shall be deemed for all purposes to have been taken by the Board.

6. Grant of Options. Subject to the provisions of this Plan, the Board shall:

(a) Determine Optionees. Determine and designate, from time to time, those Key Employees to whom options are to be granted and the number of shares of Stock subject to such options;

(b) Determine Exercisability. Determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; and

(c) Determine Terms of Option Award Agreement. Determine, pursuant to Sections 7 and 10, all terms and conditions regarding each option issued pursuant to this Plan.

The Board shall have the sole and absolute discretion to issue options for differing numbers of shares and on differing terms even if said options are granted at the same time.

7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an Option Award Agreement in a form determined by the Board and shall set forth the following:

(a) Exercise Price. The per share exercise price shall be one hundred percent (100%) of the fair market value of said share on the date the option is granted.

(b) Number of Shares. Each Option Award Agreement shall state the total number of shares of Stock to which it pertains.

(c) Exercise of Option. The Option Award Agreement may permit the Optionee to exercise the option in installments. The Option Award Agreement shall specify when and/or upon the occurrence of what events or conditions the right to exercise shall accrue and the period for which the right to exercise any option or installment thereof shall remain open; provided, however, that said period shall in no event be greater than ten (10) years from the date of grant.

8. Grant of Restrictive Stock. Subject to the provisions of this Plan, the Board shall:

(a) Determine Grantees. Determine and designate, from time to time, those Key Employees to whom restricted stock shall be granted and the number of shares of Stock so granted;

(b) Vesting of Restricted Stock. Determine the vesting schedule applicable to the restricted stock; provided, however, that restricted stock shall not vest prior to the expiration of three (3) years from the date of grant;

(c) Determine Period of Restriction. Determine the time or times when the stock shall no longer be subject to any restriction; and

(d) Determine Terms of Restricted Stock Award Agreement. Determine, pursuant to Sections 9 and 10, all terms and conditions regarding the restricted stock issued pursuant to this Plan, including, but not limited to, voting rights, dividend and distribution rights and whether the Bank will require or not allow an 83(b) election to be filed with the IRS.

9. Terms and Conditions of Restricted Stock. Each award of restricted stock granted under the Plan shall be evidenced by a Restricted Stock Award Agreement in a form approved by the Board and shall set forth the following:

(a) Transferability. The restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board, in its sole discretion, and set forth in the Restricted Stock Award Agreement. All rights with respect to the restricted stock granted to a Key Employee under the Plan shall be available during his or her lifetime only to such Key Employee.

(b) Certificate Legend. Each certificate representing restricted stock granted pursuant to the Plan must bear a legend such as the following:

The shares of stock evidenced by this certificate have not been registered pursuant to the provisions of the Securities Act of 1933 (the “Act”) as amended, and have been sold in reliance upon an exemption therefrom. Said shares are considered to be “restricted securities”, as that term is defined in Rule 144 promulgated pursuant to the provisions of the Act, may not be sold or transferred for value unless (a) they have been registered under said Act, or (b) the Company has received a written opinion of counsel, in form and substance acceptable to the Company, to the effect that such registration is not required.

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, may be subject to certain restrictions on transfer as set forth in the Inland Northwest Bank 2006 Share Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Inland Northwest Bank.

10. Specific Terms of the Award Agreements. Unless the Board determines otherwise, each Option Award Agreement and Restricted Stock Award Agreement issued pursuant to this Plan shall contain the following provisions:

(a) Withholding Taxes. Whenever shares of stock are issued either subject to an option or as restricted stock pursuant to this Plan, the Board shall require the recipient of the stock (i) to remit to the Bank an amount sufficient to satisfy all withholding and employment taxes, and (ii) to make such other arrangements for the payment of taxes, including bonusing the Key Employee the amount thereof, as the Board shall determine.

(b) Termination of Employment. If a Key Employee’s employment with the Bank terminates for any reason other than a discharge by the Bank “for cause” or as a result of the Key Employee’s death or disability, then, subject to Section 10(p), the Key Employee may, within a period of ninety (90) days beginning the day following the date of such termination of employment, exercise any rights under outstanding Option Award Agreement(s), to the extent the Key Employee was entitled to exercise such rights on the date of such employment termination. In the event of the death or disability of the Key Employee while employed by the Bank, the Personal Representative of the Key Employee’s estate (or any other legal successor to the Key Employee) may, subject to Section 10(p), within a period ending on the anniversary date of the Key Employee’s date of death or disability, exercise any rights under outstanding Option Award Agreement(s), to the extent the Key Employee was entitled to exercise such rights on the date of the Key Employee’s death or disability. For the purposes of the foregoing, Key Employee’s employment shall be considered to have terminated by reason of disability if the Key Employee, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment with the Bank for an indefinite period which the Board determines to be of a long and continued duration and the date of disability shall be the date of said determination by the Board. If the Key Employee’s employment is terminated by the Bank “for cause”, all rights under any Option Award Agreement, both accrued and unaccrued, shall terminate and lapse. Thus, upon the date of a termination of the Key Employee by the Bank “for cause”, no unexercisable option or increment thereof shall thereafter become exercisable and no further exercises with respect to outstanding and exercisable options or increments thereof may occur. For the purpose of this Section 10(b), any of the following shall constitute a basis for a “for cause” termination:

(i) Commission of a Crime. Commission by the Key Employee of any crime involving moral turpitude or any felony.

(ii) Breach of Fiduciary Obligation. The Key Employee’s willful breach of any fiduciary obligation owed to the Bank.

(iii) Breach of Employment Terms. The Key Employee’s failure (for reasons other than death or disability) to diligently and satisfactorily discharge any material obligation of employment.

(c) Nontransferability. All rights exercisable under Option Award Agreements granted pursuant to this Plan shall be nontransferable by the Key Employee (except by will or by the laws of descent and distribution as set forth in Section 10(b)), and shall be exercisable during the Key Employee’s lifetime only by Key Employee.

(d) Adjustments. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or other similar corporate change, then, if the Board shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding option and the exercise price of the shares subject to the options as well as the number of shares of restricted stock, such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of this Plan.

(e) Change in Control. With respect to all Stock Option Award Agreements or Restricted Stock Award Agreements (collectively, “Award Agreements”) after the revised and restated date of the Plan, in the event of Change in Control, then, to the extent permitted by applicable law: (i) any surviving corporation may assume any Award Agreements outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 10(e)) for those outstanding under the Plan, or (ii) in the event any surviving corporation does not agree to assume or continue such Award Agreements, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Award Agreements may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Award Agreements shall automatically terminate upon consummation of such transaction if not exercised prior to such event. For purposes of this Section (e), the term “Change in Control” shall mean any of the following: (i) Approval by the holders of Company’s Common Stock of any merger or consolidation of the Company or Bank in which the Company or Bank is not the continuing or surviving corporation or in which the shares of Common Stock of the Company or Bank are converted into cash, securities or other property, other than a merger of the Company or Bank in which the holders of the Common Stock prior to the merger have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; (ii) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s or Bank’s assets other than a transfer of the Company’s or Bank’s assets to a majority-owned subsidiary of the Company or the Bank; or (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company. This provision shall not apply to any Stock Option Agreements issued prior to the revised and restated date of this Plan.

(f) No Claim to Stock Option or Restricted Stock. No employee or other person shall have any claim or right to be granted options or restricted stock under this Plan.

(g) No Rights as Shareholder. A Key Employee shall have no rights as a shareholder with respect to any Stock subject to an Option Award Agreement prior to the date of issuance to the Key Employee of a certificate or certificates for such Stock. Unless the Restricted Stock Award Agreement specifies otherwise, a Key Employee shall have no rights as a shareholder with respect to any restricted stock granted to the Key Employee until the expiration of any forfeiture or restriction period.

(h) No Right to Continued Employment. The grant of options or restricted stock hereunder shall not confer upon the Key Employee any right with respect to continuance of employment by the Bank, nor interfere in any way with the right of the Bank to terminate the Key Employee’s employment at any time.

(i) Unsecured Obligation. Key Employee under this Plan shall not have any interest in any fund or specific asset of the Bank by reason of this Plan. No trust fund shall be created in connection with this Plan or any award hereunder, and there shall be no required funding of amounts which may become payable to any Key Employee.

(j) Compliance With Other Laws and Regulations. All options and restricted stock hereunder and any obligation of the Issuer to sell and deliver shares hereunder shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may, in the opinion of the Issuer’s legal counsel, be required. In addition, the Issuer shall not be required to issue or deliver any certificates for Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Issuer, on the advice of its legal counsel, shall determine to be necessary or advisable. An option hereunder may not be exercised and the Bank shall have no liability under the Option Award Agreement or this Plan if its exercise, or the receipt of Stock pursuant thereto, would, in the opinion of the Issuer’s legal counsel, be contrary to any applicable law. Moreover, the Bank shall have no liability under the Restricted Stock Award Agreement or this Plan if the receipt and ownership of any restricted stock issued pursuant thereto would, in the opinion of the Issuer’s legal counsel, be contrary to any applicable law.

(k) Restrictions. All Stock acquired pursuant to options issued hereunder and all restricted stock issued hereunder shall be subject to any and all federal and state securities law restrictions as well as other restrictions applicable to the Issuer’s common stock.

(l) Investment Representation and Restrictions. The Board may require Key Employee to furnish, prior to the issuance of any shares upon the exercise of all or any part of an option or upon the grant of any restricted stock, an agreement (in such form as the Board may specify) in which Key Employee represents that the shares acquired are being acquired for investment and not with a view to the sale or distribution thereof.

(m) Governing Law. Any Option Award Agreement or Restricted Stock Award Agreement shall be interpreted, construed and governed according to the laws of the State of Washington. In the event of a dispute in which court proceedings occur, the venue for such dispute shall be Spokane County, Washington.

(n) Attorneys’ Fees. In the event that any party to an Option Award Agreement or Restricted Stock Award Agreement shall bring an action in connection with the performance, breach or interpretation of such Agreement, or in any way relating to the transactions contemplated thereby, the prevailing party in such action shall be entitled to recover from the losing party all reasonable costs and expenses of litigation, including attorneys’ fees, court costs, costs of investigation, accounting and other cost reasonably related to such litigation, in such amount as may be determined in the sole discretion of the court having jurisdiction over such action.

(o) Entire Agreement; Amendment. The Option Award Agreement or Restricted Stock Award Agreement shall constitute the entire agreement between the parties thereto respecting options or restricted stock thereunder and may not be modified or amended, except by a written instrument signed by each of the parties thereto expressing such modification or amendment. The Option Award Agreement or Restricted Stock Award Agreement shall completely supersede any other agreement (oral or written) between the parties thereto respecting the options contemplated thereunder.

(p) Dissolution of Bank or Issuer. As soon as practicable after the date of approval of the legal dissolution or liquidation of the Bank or Issuer, the Board shall give written notice thereof to the Key Employee. The Key Employee shall have ten (10) business days from the date of receipt of said notice to exercise any option to the extent Key Employee was entitled to exercise such right on the date of said approval. Unless otherwise provided in the Restricted Stock Award Agreement, any Period of Restriction for restricted stock granted hereunder that has not previously vested shall end, and such restricted stock shall become fully vested. Except as provided in the immediately preceding, upon approval of a transaction described in this Section 10(p), any and all rights under all Option Award Agreements and Restricted Stock Award Agreements issued pursuant to this Plan shall terminate. For purposes of the foregoing, the Personal Representative of a deceased Key Employee’s estate (or other legal successor) shall be considered the Key Employee with respect to rights which, pursuant to Section 10(b), were exercisable on the date specified by this paragraph.

11. Determination of Fair Market Value. Whenever this Plan or an Option Award Agreement shall require the determination of fair market value of the Issuer’s stock, said determination shall be made by the Board consistent with the principles set forth in Proposed Treasury Regulation §1.409A-1(b)(5)(iv) and when made shall be binding and conclusive on all parties. All references to Proposed Treasury Regulations shall refer to the Proposed Treasury Regulations promulgated by the Internal Revenue Service and the Treasury Department on September 29, 2005 and shall refer to the similar provisions as adopted in any final regulations so that the definition of “Fair Market Value” complies with the provisions of said final regulations.

12. Reservation of Shares of Stock. The Issuer from time to time, shall reserve, keep available and seek from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan; the Board of Directors of the Issuer in its sole discretion, may reserve and set aside additional shares equal to shares issued pursuant to stock dividends or other recapitalizations involving shares issued and outstanding, so that the number of shares reserved for issuance will be equal to the number of shares subject to the stock options issued as of the stock dividend or recapitalization declaration date. The inability of the Issuer to obtain from any regulatory body having jurisdiction the authority deemed necessary by legal counsel for the Issuer to lawfully issue and sell its Stock hereunder shall relieve the Bank of any liability with respect to the failure to issue or sell Stock as to which the requisite authority has not been obtained.

13. Amendment and Discontinuance. Unless an amendment to the Plan would increase the aggregate number of shares which may be issued, the Board may amend, suspend or discontinue the Plan without shareholder approval. Except as authorized herein, the Board may not alter or impair any Option Award Agreement or Restricted Stock Award Agreement previously granted under the Plan, unless the consent of the Key Employee is obtained.

14. Effective Date of the Plan. The initial effective date of the Plan is July 21, 1992. The Plan continues in effect as revised on December 21, 1993, December 21, 1999, April 16, 2002 and as revised and restated on May 15, 2006.